Exhibit 99.1

Ancestry.com Ends 2011 with 1.7 Million Subscribers;

Sees Mid-to-High Teens Revenue Growth for 2012

PROVO, Utah, January 5, 2012 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today reported that it ended the fourth quarter with 1,703,000 paying subscribers, above the company’s guidance of 1,685,000 – 1,695,000 subscribers. Monthly churn1 declined to 3.8% in the quarter, down from third quarter 2011 and fourth quarter 2010. The company also noted it remains comfortable with its previously issued financial guidance for the fourth quarter and full year ended December 31, 2011.

The company also announced today that it currently expects 2012 revenue growth in the mid-to-high teens. 2012 adjusted EBITDA2 margins are expected to expand year-over-year, exclusive of ongoing investment in the company’s DNA product initiative, which could range from $10-$15 million in 2012.

Ancestry.com anticipates reporting its full financial and operating results for the 2011 fourth quarter and fiscal year on February 15, 2012. The subscriber results are being released in conjunction with the company’s appearance today at the Citi Investment Research 2011 Global Entertainment Media and Telecommunications Conference in San Francisco, California. A webcast of this event will be available from the Ancestry.com Web site, http://ir.ancestry.com/. The webcast replay will also be available until March 31, 2012 on the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/, under Events and Presentations.

About Ancestry.com

Ancestry.com Inc. (Nasdaq:ACOM) is the world’s largest online family history resource, with approximately 1.7 million paying subscribers. More than 7 billion records have been added to the site in the past 15 years. Ancestry users have created more than 29 million family trees containing over 3 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers localized Web sites designed to empower people to discover, preserve and share their family history.

[1]

Monthly churn is a measure representing the number of subscribers that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.

[2]

Adjusted EBITDA is defined as net income (loss) plus net interest and other (income) expense; income tax expense; and non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA is a useful measure of operating performance because it excludes items that we do not consider indicative of our core performance. In determining adjusted EBITDA, we adjust net income for such things as interest, taxes, stock-based compensation expense and certain non-cash and non-recurring items. However, non-GAAP measures, such as adjusted EBITDA, should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

Our management uses adjusted EBITDA as a measure of operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance. We also use adjusted EBITDA as a factor when determining the incentive compensation pool.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “designed,” “expect,” “intend,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “will” or the negative of these terms or other comparable terminology. These statements include statements describing our activities to enhance subscribers’ experience, our activities to promote and enhance our products, our business outlook, the size of our market, our success in investing in our business, including investments we are making in our core product or new product areas, our ability to profit from new initiatives, our intent to acquire content, our leadership position and our opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include our continued ability to attract and retain subscribers; our continued ability to acquire content and make it available online; difficulties encountered in integrating acquired businesses and retaining customers; failure of our products to meet customer demands or expectations; the adverse impact of competitive product announcements or launches; our inability to develop and refine new and existing products; failure of subsequent seasons of Who Do You Think You Are? to yield results comparable to prior seasons; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the inability to attract and retain key employees; competitors’ actions; pricing and gross margin pressures; the success of our revised pricing structures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com